RYAN SPECIALTY REPORTS FOURTH QUARTER 2025 RESULTS
- Total Revenue grew 13.2% year-over-year to $751.2 million -
- Organic Revenue Growth Rate* of 6.6% year-over-year -
- Net Income of $31.2 million, or $0.06 per diluted share -
- Adjusted EBITDAC* grew 2.9% year-over-year to $222.3 million -
- Adjusted Net Income increased 0.5% year-over-year to $124.0 million -
- Adjusted Diluted Earnings Per Share was $0.45 per diluted share -
- Company Announces $300 million Share Repurchase Authorization -
February 12, 2026 | CHICAGO, IL — Ryan Specialty Holdings, Inc. (NYSE: RYAN) (“Ryan Specialty” or the
“Company”), a leading international specialty insurance firm, today announced results for the fourth quarter ended December 31, 2025.
Fourth Quarter 2025 Highlights
•Revenue grew 13.2% year-over-year to $751.2 million, compared to $663.5 million in the prior-year period
•Organic Revenue Growth Rate* was 6.6% for the quarter, compared to 11.0% in the prior-year period
•Net Income decreased 26.6% year-over-year to $31.2 million, compared to $42.6 million in the prior-year period. Diluted Earnings per Share was $0.06
•Adjusted EBITDAC* increased 2.9% to $222.3 million, compared to $216.0 million in the prior-year period
•Adjusted EBITDAC Margin* of 29.6%, compared to 32.6% in the prior-year period
•Adjusted Net Income* increased 0.5% to $124.0 million, compared to $123.3 million in the prior-year period
•Adjusted Diluted Earnings per Share* remained flat at $0.45, compared to the prior-year period
•Capital return to stockholders and LLC unit holders was $22.2 million of regular dividends and distributions
Full Year 2025 Highlights
•Revenue grew 21.3% year-over-year to $3,051.1 million, compared to $2,515.7 million in the prior year
•Organic Revenue Growth Rate* was 10.1% for the year, compared to 12.8% in the prior year
•Net Income decreased 6.9% year-over-year to $214.2 million, compared to $229.9 million in the prior year.
Diluted Earnings per Share was $0.47
•Adjusted EBITDAC* increased 19.2% to $966.7 million, compared to $811.2 million in the prior year
•Adjusted EBITDAC Margin* of 31.7%, compared to 32.2% in the prior year
•Adjusted Net Income* increased 11.1% to $548.2 million, compared to $493.5 million in the prior year
•Adjusted Diluted Earnings per Share* increased 9.5% to $1.96, compared to $1.79 in the prior year
•Capital return to stockholders and LLC unit holders was $88.1 million of regular dividends and distributions

“Overall, 2025 was a strong year for Ryan Specialty, particularly considering the significant headwinds the industry faced,” said Patrick G. Ryan, Founder and Executive Chairman of Ryan Specialty. “For the year, we grew total revenue 21%, supported by organic growth of 10.1% and strong contributions from M&A, which added 10% to our top line. This marked our seventh consecutive year growing total revenue by 20% or more.
In addition, we grew Adjusted EBITDAC by 19.2% and Adjusted Diluted EPS by 9.5%. Along with our strong results, we executed our M&A strategy by closing 5 high quality acquisitions, which will add over $125 million in annualized revenue and further distinguish Ryan Specialty as an industry-leading international insurance services firm. We have made substantial investments over the past few years in our delegated authority specialties, as we continue to build an intentionally diversified platform, capable of powering through transitioning markets. As we look ahead, we see clear opportunities to invest in our business, optimize our operations, and equip our team with the most advanced tools to more efficiently deliver for our clients.
Reflective of our confidence in the near and long-term outlook of our business, the Board has authorized a
$300 million share repurchase program. We believe adding repurchases to our capital allocation toolkit is aligned with our goal of enhanced shareholder returns over the near and long term.”
“Ryan Specialty once again led from the front in 2025. We marked our 15th consecutive year of double-digit organic revenue growth, added top-tier talent through hiring and acquisitions, expanded our market share, launched new innovative products and solutions, and produced exceptional results in the face of a rapidly evolving insurance and macroeconomic environment,” added Timothy W. Turner, Chief Executive Officer of
Ryan Specialty. “We are off to a strong start in 2026, and believe we will continue to deliver industry-leading organic growth for years to come.”

Summary of Fourth Quarter and Full Year 2025 Results

	Three Months Ended December 31,		Change		Year Ended December 31,		Change
(in thousands, except percentages and per share data)	2025	2024	$	%	2025	2024	$	%
GAAP financial measures
Total revenue	$751,213	$663,529	$87,684	13.2%	$3,051,126	$2,515,710	$535,416	21.3%
Net commissions and fees	738,045	649,407	88,638	13.6	2,994,582	2,455,671	538,911	21.9
Compensation and benefits	447,402	410,252	37,150	9.1	1,803,397	1,591,077	212,320	13.3
General and administrative	122,754	104,532	18,222	17.4	453,452	352,050	101,402	28.8
Total operating expenses	659,651	554,211	105,440	19.0	2,557,486	2,087,898	469,588	22.5
Operating income	91,562	109,318	(17,756)	(16.2)	493,640	427,812	65,828	15.4
Net income	31,238	42,555	(11,317)	(26.6)	214,157	229,913	(15,756)	(6.9)
Net income attributable to Ryan Specialty Holdings, Inc.	7,980	13,754	(5,774)	(42.0)	63,399	94,665	(31,266)	(33.0)
Compensation and benefits expense ratio (1)	59.6%	61.8%			59.1%	63.2%
General and administrative expense ratio (2)	16.3%	15.8%			14.9%	14.0%
Net income margin (3)	4.2%	6.4%			7.0%	9.1%
Earnings per share (4)	$0.06	$0.11			$0.50	$0.78
Diluted earnings per share (4)	$0.06	$0.10			$0.47	$0.71
Non-GAAP financial measures*
Organic revenue growth rate	6.6%	11.0%			10.1%	12.8%
Adjusted compensation and benefits expense	$423,941	$369,250	$54,691	14.8%	$1,692,000	$1,426,674	$265,326	18.6%
Adjusted compensation and benefits expense ratio	56.4%	55.6%			55.5%	56.7%
Adjusted general and administrative expense	$104,970	$78,230	$26,740	34.2%	$392,384	$277,813	$114,571	41.2%
Adjusted general and administrative expense ratio	14.0%	11.8%			12.9%	11.0%
Adjusted EBITDAC	$222,302	$216,049	$6,253	2.9%	$966,742	$811,223	$155,519	19.2%
Adjusted EBITDAC margin	29.6%	32.6%			31.7%	32.2%
Adjusted net income	$123,994	$123,317	$677	0.5%	$548,219	$493,521	$54,698	11.1%
Adjusted net income margin	16.5%	18.6%			18.0%	19.6%
Adjusted diluted earnings per share	$0.45	$0.45	$—	—%	$1.96	$1.79	$0.17	9.5%
*For a definition and a reconciliation of Organic revenue growth rate, Adjusted compensation and benefits expense,
Adjusted compensation and benefits ratio, Adjusted general and administrative expense, Adjusted general and administrative expense ratio, Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted net income, Adjusted net income margin, and Adjusted diluted earnings per share to the most directly comparable GAAP measure, see “Non-GAAP
Financial Measures and Key Performance Indicators” below.
(1)Compensation and benefits expense ratio is defined as Compensation and benefits divided by Total revenue.
(2)General and administrative expense ratio is defined as General and administrative expense divided by Total revenue.
(3)Net income margin is defined as Net income divided by Total revenue.
(4)See “Note 11, Earnings Per Share” of the annual consolidated financial statements.

Fourth Quarter 2025 Review*
Total revenue for the fourth quarter of 2025 was $751.2 million, an increase of 13.2% compared to $663.5 million in the prior-year period. This increase was primarily due to Organic revenue growth of 6.6%, driven by new client wins and expanded relationships with existing clients, coupled with continued expansion of the E&S market, revenue from acquisitions completed within the trailing twelve months ended December 31, 2025, higher contingent commissions, and the impact of foreign exchange rates. We experienced growth across the majority of our casualty lines, offset by a decline across our property portfolio.
Total operating expenses for the fourth quarter of 2025 were $659.7 million, a 19.0% increase compared to the prior-year period. This increase was primarily due to higher Compensation and benefits expenses resulting from higher compensation due to growth in headcount and revenue, partially offset by lower Acquisition-
related expenses, lower Acquisition-related long-term incentive compensation, and lower Restructuring and related expenses due to the completion of the ACCELERATE 2025 program at the end of 2024. General and administrative expense also increased compared to the prior-year period due to an increase in professional services and IT charges associated with ongoing technology and data initiatives, as well as costs directly linked to revenue growth, recruiter fees, and higher expenses to accommodate both organic and inorganic revenue growth, partially offset by lower Restructuring and related expenses due to the completion of the ACCELERATE
2025 program at the end of 2024. Change in contingent consideration also increased compared to the prior period.
Net income for the fourth quarter of 2025 decreased 26.6% to $31.2 million, compared to $42.6 million in the prior-year period. The decrease was due to higher Total operating expenses and higher Interest expense, net, partially offset by strong revenue growth and lower Income tax expense.
Adjusted EBITDAC for the fourth quarter of 2025 grew 2.9% to $222.3 million from $216.0 million in the prior-
year period. Adjusted EBITDAC margin for the quarter was 29.6%, compared to 32.6% in the prior-year period.
The increase in Adjusted EBITDAC was driven primarily by strong revenue growth, partially offset by higher
Adjusted compensation and benefits expense, as well as higher Adjusted general and administrative expense.
Adjusted net income for the fourth quarter of 2025 increased 0.5% to $124.0 million, compared $123.3 million in the prior-year period. Adjusted net income margin for the fourth quarter of 2025 was 16.5%, compared to
18.6% in the prior-year period. Adjusted diluted earnings per share for the fourth quarter of 2025 remained flat at $0.45, compared to $0.45 in the prior-year period.
*For the definition of each of the non-GAAP measures referred to above, as well as a reconciliation of such non-GAAP measures to their most directly comparable GAAP measures, see “Non-GAAP Financial Measures and Key
Performance Indicators” below.

Fourth Quarter 2025 and Full Year Net Commissions and Fees by Specialty and Revenue by Type
Growth in Net commissions and fees in all specialties was primarily driven by solid organic growth.

	Three Months Ended December 31,				Period over Period
(in thousands, except percentages)	2025	% of total	2024	% of total	Change
Wholesale Brokerage	$385,686	52.3%	$374,837	57.7%	$10,849	2.9%
Binding Authority	84,045	11.4	74,617	11.5	9,428	12.6
Underwriting Management	268,314	36.4	199,953	30.8	68,361	34.2
Total Net commissions and fees	$738,045		$649,407		$88,638	13.6%

	Year Ended December 31,				Period over Period
(in thousands, except percentages)	2025	% of total	2024	% of total	Change
Wholesale Brokerage	$1,600,427	53.4%	$1,489,077	60.7%	$111,350	7.5%
Binding Authority	370,155	12.4	320,379	13.0	49,776	15.5
Underwriting Management	1,024,000	34.2	646,215	26.3	377,785	58.5
Total Net commissions and fees	$2,994,582		$2,455,671		$538,911	21.9%
The following tables sets forth our revenue by type of commission and fees:

	Three Months Ended December 31,				Period over Period
(in thousands, except percentages)	2025	% of total	2024	% of total	Change
Net commissions and policy fees	$675,614	91.5%	$603,603	92.9%	$72,011	11.9%
Supplemental and contingent commissions	46,052	6.2	30,224	4.7	15,828	52.4
Loss mitigation and other fees	16,379	2.2	15,580	2.4	799	5.1
Total Net commissions and fees	$738,045		$649,407		$88,638	13.6%

	Year Ended December 31,				Period over Period
(in thousands, except percentages)	2025	% of total	2024	% of total	Change
Net commissions and policy fees	$2,759,597	92.1%	$2,310,384	94.1%	$449,213	19.4%
Supplemental and contingent commissions	149,237	5.0	88,842	3.6	60,395	68.0
Loss mitigation and other fees	85,748	2.9	56,445	2.3	29,303	51.9
Total Net commissions and fees	$2,994,582		$2,455,671		$538,911	21.9%

Liquidity and Financial Condition
As of December 31, 2025, the Company had Cash and cash equivalents of $158.3 million and outstanding debt principal of $3.4 billion.
Quarterly Dividend
On February 12, 2026, the Company’s board of directors (the “Board”) declared and increased the Company’s regular quarterly dividend by 8.3% to $0.13 per share on the outstanding Class A common stock. The regular quarterly dividend will be payable on March 10, 2026 to stockholders of record as of the close of business on
February 24, 2026. A portion of the dividend, $0.06 per share, will be funded by free cash flow from Ryan
Specialty, LLC and will be paid to all holders of the Company’s Class A common stock and the holders of the
LLC Common Units (as defined below).
Empower Program
In the first quarter of 2026 we are initiating a three-year restructuring program that will streamline our brokerage, binding, and underwriting operations, optimize our scale, accelerate our data and technology strategies, and enhance efficiencies across all of our specialties. The program is estimated to result in approximately $160 million of cumulative one-time charges through 2028, and we expect it to generate annual savings of approximately $80 million in 2029. Actions taken under the Empower Program are expected to be completed by the end of 2028.
Full Year 2026 Outlook*
The Company is initiating its full year 2026 outlook for Organic Revenue Growth Rate and Adjusted EBITDAC
Margin as follows:
•We are guiding to an Organic Revenue Growth Rate in the high single digits for 2026
•We are guiding to an Adjusted EBITDAC Margin of flat to moderately down for 2026, as compared to the prior year period
*For a definition of Organic revenue growth rate and Adjusted EBITDAC margin, see “Non-GAAP Financial Measures and
Key Performance Indicators” below.
Conference Call Information
Ryan Specialty will hold a conference call to discuss the financial results at 5:00pm Eastern Time on
February 12, 2026. Interested parties may access the conference call through the live webcast, which can be accessed at https://ryan-specialty-q4-2025-earnings-call.open-exchange.net/registration or by visiting the
Company’s Investor Relations website. Please join the live webcast at least 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available on the Company’s website at ryanspecialty.com in its Investors section for one year following the call.
About Ryan Specialty
Founded in 2010, Ryan Specialty (NYSE: RYAN) is a service provider of specialty products and solutions for insurance brokers, agents, and carriers. Ryan Specialty provides distribution, underwriting, product development, administration, and risk management services by acting as a wholesale broker and a managing underwriter with delegated authority from insurance carriers. Our mission is to provide industry-leading innovative specialty insurance solutions for insurance brokers, agents, and carriers. Learn more at
ryanspecialty.com.

Forward-Looking Statements
All statements in this release and in the corresponding earnings call that are not historical are “forward-
looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. For example, all statements the Company makes relating to its estimated and projected costs, expenditures, cash flows, growth rates and financial results, its plans, anticipated amount and timing of cost savings relating to the restructuring plan, or its plans and objectives for future operations, growth initiatives, or strategies and the statements under the caption “Full Year 2026 Outlook” are forward-
looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,”
“may,” “will,” “should,” “can have,” “likely” and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements are subject to risks and uncertainties, known and unknown, that may cause actual results to differ materially from those that the
Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s filings with the Securities and Exchange Commission (“SEC”).
For more detail on the risk factors that may affect the Company’s results, see the section entitled ‘‘Risk
Factors’’ in our most recent annual report on Form 10-K filed with the SEC, and in other documents filed with, or furnished to, the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Given these factors, as well as other variables that may affect the Company’s operating results, you are cautioned not to place undue reliance on these forward-looking statements, not to assume that past financial performance will be a reliable indicator of future performance, and not to use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related earnings call relate only to events as of the date hereof. The Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions, or otherwise.
Non-GAAP Financial Measures and Key Performance Indicators
In assessing the performance of the Company’s business, non-GAAP financial measures are used that are derived from the Company’s consolidated financial information, but which are not presented in the Company’s consolidated financial statements prepared in accordance with GAAP. The Company considers these non-
GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax positions, depreciation, amortization, and certain other items that the Company believes are not representative of its core business. The Company uses the following non-GAAP measures for business planning purposes, in measuring performance relative to that of its competitors, to help investors to understand the nature of the Company’s growth, and to enable investors to evaluate the run-rate performance of the Company. Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the consolidated financial statements prepared and presented in accordance with GAAP. The footnotes to the reconciliation tables below should be read in conjunction with the audited consolidated annual financial statements in the Company’s Annual Report on form 10-K filed with the SEC.
Industry peers may provide similar supplemental information but may not define similarly-named metrics in the same way and may not make identical adjustments.
Organic revenue growth rate: Organic revenue growth rate represents the percentage change in Net commissions and fees, as compared to the same period for the prior year, adjusted to eliminate revenue attributable to acquisitions for the first twelve months of ownership, revenue attributable to sold businesses for the subsequent twelve months after the sale, and other items such as contingent commissions and the impact of changes in foreign exchange rates.

Adjusted compensation and benefits expense: Adjusted compensation and benefits expense is defined as
Compensation and benefits expense adjusted to reflect items such as (i) equity-based compensation, (ii)
acquisition and restructuring related compensation expenses, and (iii) other exceptional or non-recurring compensation expenses, as applicable. The most directly comparable GAAP financial metric is Compensation and benefits expense.
Adjusted general and administrative expense: Adjusted general and administrative expense is defined as
General and administrative expense adjusted to reflect items such as (i) acquisition and restructuring related general and administrative expenses, and (ii) other exceptional or non-recurring general and administrative expenses, as applicable. The most directly comparable GAAP financial metric is General and administrative expense.
Adjusted compensation and benefits expense ratio: Adjusted compensation and benefits expense ratio is defined as the Adjusted compensation and benefits expense as a percentage of Total revenue. The most directly comparable GAAP financial metric is Compensation and benefits expense ratio.
Adjusted general and administrative expense ratio: Adjusted general and administrative expense ratio is defined as the Adjusted general and administrative expense as a percentage of Total revenue. The most directly comparable GAAP financial metric is General and administrative expense ratio.
Adjusted EBITDAC: We define Adjusted EBITDAC as Net income before Interest expense, net, Income tax expense, Depreciation, Amortization, and Change in contingent consideration, adjusted to reflect items such as (i) equity-based compensation, (ii) acquisition and restructuring related expenses, and (iii) other exceptional or non-recurring items, as applicable.
Acquisition-related expense includes one-time diligence, transaction-related, and integration costs. For the year ended December 31, 2024, Acquisition-related expense included a $4.5 million charge related to a deal-
contingent foreign exchange forward contract associated with the Castel acquisition. The remaining charges in periods presented represent typical one-time diligence, transaction-related, and integration costs. Acquisition-
related long-term incentive compensation arises from long-term incentive plans associated with acquisitions.
These plans require service requirements, and in some cases performance targets, to be achieved in order to be earned. Restructuring and related expense for the three months and year ended December 31, 2024, consisted of compensation and benefits, occupancy, contractors, professional services, and license fees related to the ACCELERATE 2025 program, which concluded at the end of 2024. The compensation and benefits expense included severance as well as employment costs related to services rendered between the notification and termination dates and other termination payments. Amortization and expense is composed of charges related to discontinued prepaid incentive programs. For the three months ended December 31, 2025,
Other non-operating loss (income) consisted of $0.2 million of sublease income, $0.1 million of seller reimbursement of acquisition-related retention incentives, and $0.1 million of forfeitures of vested equity awards offset by $0.3 million of TRA contractual interest and related expenses. For the three months ended
December 31, 2024, Other non-operating loss (income) was composed of $3.2 million of income related to a decrease in our blended state tax rates and foreign tax credit impact on the TRA remeasurement, and $0.1 million of sublease income offset by $0.2 million of TRA contractual interest and related expense. For the year ended December 31, 2025, Other non-operating loss (income) consisted of $0.6 million of seller reimbursement of acquisition-related retention incentives, $0.6 million of sublease income, and $0.4 million of forfeitures of vested equity awards offset by $1.1 million of TRA contractual interest and related charges. For the year ended December 31, 2024, Other non-operating loss consisted of $18.1 million of expense related to
Term Loan modifications and $1.3 million of TRA contractual interest and related charges offset by $3.4 million of income related to a decrease in our blended state tax rates and foreign tax credit impact on the TRA remeasurement and $0.5 million of sublease income. Equity-based compensation reflects non-cash equity-
based expense. IPO related expenses include compensation-related expense primarily related to the expense for new awards issued at IPO as well as expense related to the revaluation of existing equity awards at IPO.
Total revenue less Adjusted compensation and benefits expense and Adjusted general and administrative expense is equivalent to Adjusted EBITDAC. For a breakout of compensation and general and administrative costs for each addback, refer to the Adjusted compensation and benefits expense and Adjusted general and administrative expense tables above. The most directly comparable GAAP financial metric to Adjusted
EBITDAC is Net income.
Adjusted EBITDAC margin: Adjusted EBITDAC margin is defined as Adjusted EBITDAC as a percentage of Total revenue. The most comparable GAAP financial metric to Adjusted EBITDAC margin is Net income margin.
Adjusted net income: Adjusted net income is defined as tax-effected earnings before amortization and certain items of income and expense, gains and losses, equity-based compensation, acquisition related long-term incentive compensation, acquisition-related expenses, costs associated with our IPO, and certain exceptional or non-recurring items. The Company will be subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to its allocable share of any net taxable income of Ryan Specialty,
LLC (together with its parent New Ryan Specialty, LLC and their subsidiaries, the “LLC”). For comparability purposes, this calculation incorporates the impact of federal and state statutory tax rates on 100% of the
Company’s adjusted pre-tax income as if the Company owned 100% of Ryan Specialty, LLC. The most directly comparable GAAP financial metric is Net income.
Adjusted net income margin: Adjusted net income margin is defined as Adjusted net income as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income margin.
Adjusted diluted earnings per share: Adjusted diluted earnings per share is defined as Adjusted net income divided by diluted shares outstanding after adjusting for the effect if 100% of the outstanding LLC Common
Units (“LLC Common Units”), together with the shares of Class B common stock, vested Class C Incentive Units, vested but unexercised Options, and unvested equity awards were exchanged into shares of Class A common stock as if 100% of unvested equity awards were vested. The most directly comparable GAAP financial metric is Diluted earnings per share.
Credit Adjusted EBITDAC: Credit Adjusted EBITDAC is defined as Adjusted EBITDAC as further adjusted without duplication for: acquired EBITDAC from the beginning of the applicable twelve month reference period through the acquisition close date, certain annualized run rate expected cost savings and initiatives, and certain other adjustments as permitted in calculating leverage ratios under our debt agreements. The
Company presents Credit Adjusted EBITDAC as an additional measure of liquidity and leverage. The calculation of Credit Adjusted EBITDAC pursuant to our debt agreements permits certain estimates and assumptions that may differ from actual results.
The reconciliation of the above non-GAAP measures to each of their most directly comparable GAAP financial measure is set forth in the reconciliation table accompanying this release.
With respect to the Organic revenue growth rate and Adjusted EBITDAC margin outlook presented in the “Full
Year 2026 Outlook” section of this press release, the Company is unable to provide a comparable outlook for, or a reconciliation to, Total revenue growth rate or Net income margin because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities, and other one-time or exceptional items.

Contacts:

Investor Relations Nicholas Mezick VP, Investor Relations Ryan Specialty IR@ryanspecialty.com Phone: (312) 784-6152	Media Relations Alice Phillips Topping SVP, Chief Marketing & Communications Officer Ryan Specialty Alice.Topping@ryanspecialty.com Phone: (312) 635-5976

Consolidated Statements of Income (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages and per share data)	2025	2024	2025	2024
Revenue
Net commissions and fees	$738,045	$649,407	$2,994,582	$2,455,671
Fiduciary investment income	13,168	14,122	56,544	60,039
Total revenue	$751,213	$663,529	$3,051,126	$2,515,710
Expenses
Compensation and benefits	447,402	410,252	1,803,397	1,591,077
General and administrative	122,754	104,532	453,452	352,050
Amortization	69,585	60,134	274,426	157,845
Depreciation	3,955	2,965	13,089	9,785
Change in contingent consideration	15,955	(23,672)	13,122	(22,859)
Total operating expenses	$659,651	$554,211	$2,557,486	$2,087,898
Operating income	$91,562	$109,318	$493,640	$427,812
Interest expense, net	53,198	48,532	222,384	158,448
Income from equity method investments	(6,186)	(4,721)	(21,236)	(18,231)
Other non-operating loss (income)	(56)	(3,534)	(692)	15,041
Income before income taxes	$44,606	$69,041	$293,184	$272,554
Income tax expense	13,368	26,486	79,027	42,641
Net income	$31,238	$42,555	$214,157	$229,913
GAAP financial measures
Total revenue	$751,213	$663,529	$3,051,126	$2,515,710
Net commissions and fees	738,045	649,407	2,994,582	2,455,671
Compensation and benefits	447,402	410,252	1,803,397	1,591,077
General and administrative	122,754	104,532	453,452	352,050
Net income	31,238	42,555	214,157	229,913
Compensation and benefits expense ratio (1)	59.6%	61.8%	59.1%	63.2%
General and administrative expense ratio (2)	16.3%	15.8%	14.9%	14.0%
Net income margin (3)	4.2%	6.4%	7.0%	9.1%
Earnings per share (4)	$0.06	$0.11	$0.50	$0.78
Diluted earnings per share (4)	$0.06	$0.10	$0.47	$0.71
Non-GAAP Financial Measures (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages and per share data)	2025	2024	2025	2024
Non-GAAP financial measures*
Organic revenue growth rate	6.6%	11.0%	10.1%	12.8%
Adjusted compensation and benefits expense	$423,941	$369,250	$1,692,000	$1,426,674
Adjusted compensation and benefits expense ratio	56.4%	55.6%	55.5%	56.7%
Adjusted general and administrative expense	$104,970	$78,230	$392,384	$277,813
Adjusted general and administrative expense ratio	14.0%	11.8%	12.9%	11.0%
Adjusted EBITDAC	$222,302	$216,049	$966,742	$811,223
Adjusted EBITDAC margin	29.6%	32.6%	31.7%	32.2%
Adjusted net income	$123,994	$123,317	$548,219	$493,521
Adjusted net income margin	16.5%	18.6%	18.0%	19.6%
Adjusted diluted earnings per share	$0.45	$0.45	$1.96	$1.79

Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)	December 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$158,322	$540,203
Commissions and fees receivable – net	488,951	389,758
Fiduciary cash and receivables	4,298,920	3,739,727
Prepaid incentives – net	13,550	9,219
Other current assets	100,437	109,951
Total current assets	$5,060,180	$4,788,858
NON-CURRENT ASSETS
Goodwill	3,225,021	2,646,676
Customer relationships	1,496,885	1,392,048
Other intangible assets	119,621	83,674
Prepaid incentives – net	27,849	17,442
Equity method investments	109,982	70,877
Property and equipment – net	69,461	50,209
Lease right-of-use assets	130,480	133,256
Deferred tax assets	310,138	448,289
Other non-current assets	14,554	18,589
Total non-current assets	$5,503,991	$4,861,060
TOTAL ASSETS	$10,564,171	$9,649,918
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$284,403	$249,200
Accrued compensation	519,251	486,322
Operating lease liabilities	25,987	22,107
Short-term debt and current portion of long-term debt	60,187	51,732
Fiduciary liabilities	4,298,920	3,739,727
Total current liabilities	$5,188,748	$4,549,088
NON-CURRENT LIABILITIES
Accrued compensation	70,096	49,362
Operating lease liabilities	153,089	159,231
Long-term debt	3,291,462	3,231,128
Tax Receivable Agreement liabilities	458,997	436,296
Deferred tax liabilities	49,834	39,922
Other non-current liabilities	97,894	86,606
Total non-current liabilities	$4,121,372	$4,002,545
TOTAL LIABILITIES	$9,310,120	$8,551,633
STOCKHOLDERS’ EQUITY
Class A common stock ($0.001 par value; 1,000,000,000 shares authorized, 129,603,426 and 125,411,089 shares issued and outstanding at December 31, 2025 and 2024, respectively)	130	125
Class B common stock ($0.001 par value; 1,000,000,000 shares authorized, 134,508,885 and 136,456,313 shares issued and outstanding at December 31, 2025 and 2024, respectively)	135	136
Class X common stock ($0.001 par value; 0 shares authorized, issued, and outstanding at December 31, 2025; 10,000,000 shares authorized, 640,784 shares issued, and 0 outstanding at December 31, 2024)	—	—
Preferred stock ($0.001 par value; 500,000,000 shares authorized, 0 shares issued and outstanding at December 31, 2025 and 2024)	—	—
Additional paid-in capital	513,610	506,258
Retained earnings	120,353	122,939
Accumulated other comprehensive income (loss)	13,845	(1,796)
Total stockholders’ equity attributable to Ryan Specialty Holdings, Inc.	$648,073	$627,662
Non-controlling interests	605,978	470,623
Total stockholders’ equity	$1,254,051	$1,098,285
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,564,171	$9,649,918

Consolidated Statements of Cash Flows (Unaudited)

	Year Ended December 31,
(in thousands)	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$214,157	$229,913
Adjustments to reconcile net income to cash flows provided by operating activities:
Income from equity method investments	(21,236)	(18,231)
Amortization	274,426	157,845
Depreciation	13,089	9,785
Prepaid and deferred compensation expense	38,779	30,834
Non-cash equity-based compensation	69,451	78,995
Amortization of deferred debt issuance costs	9,567	23,930
Amortization of interest rate cap premium	6,955	6,955
Deferred income tax expense	26,047	16,798
Deferred income tax expense from common control reorganizations	48,597	9,519
Loss (gain) on Tax Receivable Agreement	1,112	(2,099)
Changes in operating assets and liabilities, net of acquisitions:
Commissions and fees receivable – net	(57,559)	(22,007)
Accrued interest liability	9,362	20,337
Other current and non-current assets	1,255	(20,668)
Other current and non-current liabilities	9,665	(7,038)
Total cash flows provided by operating activities	$643,667	$514,868
CASH FLOWS FROM INVESTING ACTIVITIES
Business combinations – net of cash acquired and cash held in a fiduciary capacity	(746,485)	(1,708,737)
Capital expenditures	(67,953)	(47,001)
Equity method investment in VSIC	(16,561)	—
Asset acquisitions	(3,014)	—
Total cash flows used in investing activities	$(834,013)	$(1,755,738)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Senior Secured Notes	—	1,187,400
Borrowings on Revolving Credit Facility	1,333,328	1,250,000
Repayments on Revolving Credit Facility	(1,261,928)	(1,250,000)
Debt issuance costs paid	(2,889)	(25,536)
Proceeds from term debt	—	107,625
Repayment of term debt	(17,000)	(8,250)
Receipt of contingently returnable consideration	1,927	—
Payment of contingent consideration	(29,252)	—
Tax distributions to non-controlling LLC Unitholders	(64,126)	(82,702)
Receipt of taxes related to net share settlement of equity awards	35,900	27,930
Taxes paid related to net share settlement of equity awards	(37,045)	(27,460)
Payment of Tax Receivable Agreement liabilities	(25,169)	(21,578)
Class A common stock dividends and Dividend Equivalents paid	(62,339)	(80,236)
Distributions and Declared Distributions paid to non-controlling LLC Unitholders	(27,174)	(22,209)
Payments related to Ryan Re preferred units	(3,733)	(2,130)
Net change in fiduciary liabilities	237,616	114,003
Total cash flows provided by financing activities	$78,116	$1,166,857
Effect of changes in foreign exchange rates on cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	15,895	(1,514)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY	$(96,335)	$(75,527)
CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY —Beginning balance	1,680,805	1,756,332
CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY —Ending balance	$1,584,470	$1,680,805
Reconciliation of cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity
Cash and cash equivalents	$158,322	$540,203
Cash and cash equivalents held in a fiduciary capacity	1,426,148	1,140,602
Total cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	$1,584,470	$1,680,805

Reconciliation of Organic Revenue Growth Rate

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2025	2024	2025	2024
Current period Net commissions and fees revenue	$738,045	$649,407	$2,994,582	$2,455,671
Less: Current period contingent commissions	(39,385)	(28,434)	(121,549)	(73,175)
Less: Revenue attributable to sold businesses	(7)	—	(361)	—
Net Commissions and fees revenue excluding contingent commissions	$698,653	$620,973	$2,872,672	$2,382,496

Prior period Net commissions and fees revenue	$649,407	$518,718	$2,455,671	$2,026,596
Less: Prior period contingent commissions	(28,434)	(8,404)	(73,175)	(39,028)
Less: Revenue attributable to sold businesses	(394)	—	(1,941)	—
Prior period Net commissions and fees revenue excluding contingent commissions	$620,579	$510,314	$2,380,555	$1,987,568

Change in Net commissions and fees revenue excluding contingent commissions	$78,074	$110,659	$492,117	$394,928
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions	(34,666)	(54,282)	(246,914)	(141,972)
Impact of change in foreign exchange rates	(2,228)	(272)	(4,863)	(791)
Organic revenue growth (Non-GAAP)	$41,180	$56,105	$240,340	$252,165

Net commissions and fees revenue growth rate (GAAP)	13.6%	25.2%	21.9%	21.2%
Less: Impact of contingent commissions (1)	(1.0)	(3.5)	(1.2)	(1.3)
Net commissions and fees revenue excluding contingent commissions growth rate (2)	12.6%	21.7%	20.7%	19.9%
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions (3)	(5.6)	(10.6)	(10.4)	(7.1)
Impact of change in foreign exchange rates (4)	(0.4)	(0.1)	(0.2)	0.0
Organic Revenue Growth Rate (Non-GAAP)	6.6%	11.0%	10.1%	12.8%
(1)Calculated by subtracting Net commissions and fees revenue growth rate from net commissions and fees revenue excluding contingent commissions growth rate and revenue from sold businesses.
(2)Calculated by dividing the change in Total net commissions & fees revenue excluding contingent commissions by prior year net commissions and fees excluding contingent commissions and revenue from sold businesses.
(3)Calculated by taking the mergers and acquisitions net commissions and fees revenue excluding contingent commissions, representing the first 12 months of net commissions and fees revenue generated from acquisitions, divided by prior period net commissions and fees revenue excluding contingent commissions and revenue from sold businesses.
(4)Calculated by taking the change in foreign exchange rates divided by prior period net commissions and fees revenue excluding contingent commissions and revenue from sold businesses.

Reconciliation of Adjusted Compensation and Benefits Expense to Compensation and Benefits Expense

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2025	2024	2025	2024
Total Revenue	$751,213	$663,529	$3,051,126	$2,515,710
Compensation and benefits expense	$447,402	$410,252	$1,803,397	$1,591,077
Acquisition-related expense	(2,487)	(10,202)	(11,033)	(15,373)
Acquisition related long-term incentive compensation	(1,466)	(7,907)	(26,581)	(24,946)
Restructuring and related expense	—	(4,253)	—	(39,929)
Amortization and expense related to discontinued prepaid incentives	(1,045)	(1,309)	(4,332)	(5,160)
Equity-based compensation (1)	(12,810)	(12,382)	(49,664)	(52,038)
IPO related expenses	(5,653)	(4,949)	(19,787)	(26,957)
Adjusted compensation and benefits expense (2)	$423,941	$369,250	$1,692,000	$1,426,674
Compensation and benefits expense ratio	59.6%	61.8%	59.1%	63.2%
Adjusted compensation and benefits expense ratio	56.4%	55.6%	55.5%	56.7%
(1)For the year ended December 31, 2025, $5.8 million of expense was reversed associated with certain executive performance-based awards on account of it becoming unlikely the performance targets would be achieved. For the year ended December 31, 2024, Equity-based compensation included $4.6 million of expense associated with the removal of equity transfer restrictions for an executive officer of the Company. See “Note 10, Equity-Based
Compensation” of the audited financial statements for additional discussion on equity-based compensation.
(2)Adjustments made to Compensation and benefits expense are described in the definition of Adjusted EBITDAC in
“Non-GAAP Financial Measures and Key Performance Indicators”.
Reconciliation of Adjusted General and Administrative Expense to General and Administrative Expense

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2025	2024	2025	2024
Total Revenue	$751,213	$663,529	$3,051,126	$2,515,710
General and administrative expense	$122,754	$104,532	$453,452	$352,050
Acquisition-related expense	(17,784)	(18,690)	(61,068)	(54,469)
Restructuring and related expense	—	(7,612)	—	(19,768)
Adjusted general and administrative expense (1)	$104,970	$78,230	$392,384	$277,813
General and administrative expense ratio	16.3%	15.8%	14.9%	14.0%
Adjusted general and administrative expense ratio	14.0%	11.8%	12.9%	11.0%
(1)Adjustments made to General and administrative expense are described in the definition of Adjusted EBITDAC in
“Non-GAAP Financial Measures and Key Performance Indicators”.

Reconciliation of Adjusted EBITDAC to Net Income

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2025	2024	2025	2024
Total Revenue	$751,213	$663,529	$3,051,126	$2,515,710
Net Income	$31,238	$42,555	$214,157	$229,913
Interest expense, net	53,198	48,532	222,384	158,448
Income tax expense	13,368	26,486	79,027	42,641
Depreciation	3,955	2,965	13,089	9,785
Amortization	69,585	60,134	274,426	157,845
Change in contingent consideration (1)	15,955	(23,672)	13,122	(22,859)
EBITDAC	$187,299	$157,000	$816,205	$575,773
Acquisition-related expense	20,271	28,892	72,101	69,842
Acquisition related long-term incentive compensation	1,466	7,907	26,581	24,946
Restructuring and related expense	—	11,865	—	59,697
Amortization and expense related to discontinued prepaid incentives	1,045	1,309	4,332	5,160
Other non-operating loss (income)	(56)	(3,534)	(692)	15,041
Equity-based compensation	12,810	12,382	49,664	52,038
IPO related expenses	5,653	4,949	19,787	26,957
Income from equity method investments	(6,186)	(4,721)	(21,236)	(18,231)
Adjusted EBITDAC (2)	$222,302	$216,049	$966,742	$811,223
Net Income Margin	4.2%	6.4%	7.0%	9.1%
Adjusted EBITDAC Margin	29.6%	32.6%	31.7%	32.2%
(1)In the fourth quarter of 2024, Change in contingent consideration included a $25.5 million decrease in valuation of the US Assure contingent consideration as a result of increased loss ratios impacting projected profit commissions.
(2)Adjustments made to Net income are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial
Measures and Key Performance Indicators”.

Reconciliation of Adjusted Net Income to Net Income

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2025	2024	2025	2024
Total Revenue	$751,213	$663,529	$3,051,126	$2,515,710
Net Income	$31,238	$42,555	$214,157	$229,913
Income tax expense	13,368	26,486	79,027	42,641
Amortization	69,585	60,134	274,426	157,845
Amortization of deferred debt issuance costs (1)	2,410	2,092	9,567	23,930
Change in contingent consideration	15,955	(23,672)	13,122	(22,859)
Acquisition-related expense	20,271	28,892	72,101	69,842
Acquisition related long-term incentive compensation	1,466	7,907	26,581	24,946
Restructuring and related expense	—	11,865	—	59,697
Amortization and expense related to discontinued prepaid incentives	1,045	1,309	4,332	5,160
Other non-operating loss (income)	(56)	(3,534)	(692)	15,041
Equity-based compensation	12,810	12,382	49,664	52,038
IPO related expenses	5,653	4,949	19,787	26,957
Income from equity method investments	(6,186)	(4,721)	(21,236)	(18,231)
Adjusted Income before Income Taxes (2)	$167,559	$166,644	$740,836	$666,920
Adjusted tax expense (3)	(43,565)	(43,327)	(192,617)	(173,399)
Adjusted Net Income	$123,994	$123,317	$548,219	$493,521
Net Income Margin	4.2%	6.4%	7.0%	9.1%
Adjusted Net Income Margin	16.5%	18.6%	18.0%	19.6%
(1)Interest expense, net includes amortization of deferred debt issuance costs.
(2)Adjustments made to Net income are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial
Measures and Key Performance Indicators”.
(3)The Company is subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to our allocable share of any net taxable income of the LLC. For the three and twelve months ended
December 31, 2025 and 2024, this calculation of adjusted income tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 5.00% on 100% of our adjusted income before income taxes as if the Company owned 100% of the LLC.

Reconciliation of Adjusted Diluted Earnings per Share to Diluted Earnings per Share

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Earnings per share of Class A common stock – diluted	$0.06	$0.10	$0.47	$0.71
Less: Net income attributed to dilutive shares and substantively vested RSUs (1)	—	—	(0.01)	—
Plus: Impact of all LLC Common Units exchanged for Class A shares (2)	0.05	0.06	0.32	0.14
Plus: Adjustments to Adjusted net income (3)	0.34	0.29	1.22	0.97
Plus: Dilutive impact of unvested equity awards (4)	—	—	(0.04)	(0.03)
Adjusted diluted earnings per share	$0.45	$0.45	$1.96	$1.79

(Share count in '000s)
Weighted-average shares of Class A common stock outstanding – diluted	138,695	137,265	138,246	132,891
Plus: Impact of all LLC Common Units exchanged for Class A shares (2)	134,793	136,370	135,429	138,980
Plus: Dilutive impact of unvested equity awards (4)	5,018	3,358	5,354	4,417
Adjusted diluted earnings per share diluted share count	278,506	276,993	279,029	276,288
(1)Adjustment removes the impact of Net income attributed to dilutive awards and substantively vested RSUs to arrive at Net income attributable to Ryan Specialty Holdings, Inc. For the three months ended December 31, 2025 and 2024, this removes $0.2 million and $0.2 million of Net income, respectively, on 138.7 million and 137.3 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. For the twelve months ended December 31, 2025 and 2024, this removes $0.9 million and $0.3 million of Net income, respectively, on 138.2 million and 132.9 million Weighted-average shares of Class A common stock outstanding -
diluted, respectively. See “Note 11, Earnings Per Share” of the annual consolidated financial statements.
(2)For comparability purposes, this calculation incorporates the Net income that would be distributable if all LLC
Common Units (together with shares of Class B common stock) and vested Class C Incentive units were exchanged for shares of Class A common stock. For the three months ended December 31, 2025 and 2024, this includes
$23.3 million and $28.8 million of Net income, respectively, on 273.5 million and 273.6 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. For the twelve months ended December 31,
2025 and 2024, this includes $150.8 million and $135.2 million of Net income, respectively, on 273.7 million and
271.9 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. See “Note 11,
Earnings Per Share” of the annual consolidated financial statements.
(3)Adjustments to Adjusted net income are described in the footnotes of the reconciliation of Adjusted net income to
Net income in “Adjusted Net Income and Adjusted Net Income Margin” on 273.5 million and 273.6 million
Weighted-average shares of Class A common stock outstanding - diluted for the three months ended December 31,
2025 and 2024, respectively, and on 273.7 million and 271.9 million Weighted-average shares of Class A common stock outstanding- diluted for the twelve months ended December 31, 2025 and 2024, respectively.
(4)For comparability purposes and to be consistent with the treatment of the adjustments to arrive at Adjusted net income, the dilutive effect of unvested equity awards is calculated using the treasury stock method as if the weighted-average unrecognized cost associated with the awards was $0 over the period, less any unvested equity awards determined to be dilutive within the Diluted EPS calculation disclosed in “Note 11, Earnings Per Share” of the annual consolidated financial statements. For the three months ended December 31, 2025 and 2024, 5.0 million and 3.4 million shares were added to the calculation, respectively. For the twelve months ended
December 31, 2025 and 2024, 5.4 million and 4.4 million shares were added to the calculation, respectively.

Reconciliation of Credit Adjusted EBITDAC to Net Income

(in thousands)	Twelve Months Ended December 31, 2025
Total Revenue	$3,051,126
Net Income	$214,157
Interest expense, net	222,384
Income tax expense	79,027
Depreciation	13,089
Amortization	274,426
Change in contingent consideration	13,122
EBITDAC	$816,205
Acquisition-related expense	72,101
Acquisition related long-term incentive compensation	26,581
Amortization and expense related to discontinued prepaid incentives	4,332
Other non-operating income	(692)
Equity-based compensation	49,664
IPO related expenses	19,787
Income from equity method investments	(21,236)
Adjusted EBITDAC (1)	$966,742
Credit adjustments (2)	35,455
Credit Adjusted EBITDAC	$1,002,197
(1)Adjustments made to Net income are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial
Measures and Key Performance Indicators”.
(2)Adjustments made to Adjusted EBITDAC represent (without duplication) additional adjustments permitted under our debt agreements.